AGREEMENT AMONG JOINT INSUREDS
Pursuant to Rule 17g-1(f) under the
Investment Company Act of 1940

WHEREAS, each of the undersigned is named as an insured under a joint insured fidelity bond issued by Hartford Fire Insurance Company, a reputable fidelity insurance company; and

WHEREAS, certain of the undersigned named insureds are registered management investment companies (each, an “Insured Fund”); and

WHEREAS, such bond (“Bond”) provides the coverage for the Insured Funds that is required by Rule 17g-1 under the Investment Company Act of 1940 (“Rule 17g-1”);

NOW THEREFORE, it is agreed by each of the undersigned as follows:

In the event recovery is received under the Bond as a result of a loss sustained by an Insured Fund and one or more other named insureds (including other Insured Funds), each such Insured Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount that it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1.

CAPSTONE SERIES FUND, INC.
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

STEWARD FUNDS, INC.
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

CAPSTONE CHURCH CAPITAL FUND
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

CAPSTONE  ASSET MANAGEMENT COMPANY
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

CAPSTONE  FINANCIAL  SOLUTIONS, LLC
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

CAPSTONE ASSET PLANNING COMPANY
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

ROGER H. JENSWOLD & COMPANY, INC.
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President

CFS CONSULTING SERVICES, LLC
/s/ Edward L. Jaroski                                                                Date: May 18, 2011
Edward Jaroski, President